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CUSIP NO. 512815-10-1             SCHEDULE 13G               PAGE 13 OF 13 PAGES
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                                    EXHIBIT 2

                              MEMBERS OF THE GROUP


Kevin P. Reilly, Jr.
Wendell S. Reilly
Sean E. Reilly
Anna R. Cullinan
Kevin P. Reilly, Sr.

Sean E. Reilly as custodian for:
     Hayden M. Reilly
     Ross L. Reilly

Kevin P. Reilly, Jr. as custodian for:
     Wendell G. Reilly
     James H. Reilly
     Mary L. Reilly

Kevin P. Reilly, Jr. as Trustee of:
     The Kevin P. Reilly, Jr. Family Irrevocable Trust
     The Anna R. Cullinan Family Irrevocable Trust
     The Wendell S. Reilly Family Irrevocable Trust